Exhibit 32.2

Vital Images, Inc.

Certification Pursuant to 18 U.S.C. Section 1350

In connection with this Quarterly Report on Form 10-Q of Vital Images, Inc. (the “Company”) for the period ended March 31, 2010 (the “Quarterly Report”), I, Peter J. Goepfrich, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

1.               The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.               The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2010	/s/ Peter J. Goepfrich
Peter J. Goepfrich
Chief Financial Officer (Principal Financial Officer) Vital Images, Inc.